Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on December 2, 2015.

Vote by Internet

• Go to www.investorvote.com/ci

• Or scan the QR code with your smartphone

• Follow the steps outlined on the secure website

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

• Follow the instructions provided by the recorded message

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals — The Board recommends a vote FOR Proposals 1, 2 and 3:

		For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger, dated as of July 23, 2015 (as it may be amended from time to time, the “merger agreement”), among Anthem, Inc., an Indiana corporation (“Anthem”), Anthem Merger Sub Corp., a Delaware corporation (“Merger Sub”), and Cigna Corporation, a Delaware corporation (“Cigna”).	☐	☐	☐

2. Approval on an advisory (non-binding) basis of the compensation that may be paid or become payable to Cigna’s named executive officers in connection with the completion of the merger.		☐	☐	☐

3. Adjournment of the Cigna special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.		☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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                    026F7E

Admission Ticket

Cigna Corporation Special Meeting of Shareholders

Thursday, December 3, 2015

9:00 a.m. Eastern Time (8:00 a.m. Central Time)

Hyatt Regency O’Hare

9300 Bryn Mawr Avenue

Rosemont, Illinois 60018

Please bring a valid government issued photo ID to be admitted to the meeting. In addition, if you own shares in street name, bring your most recent brokerage statement or a letter from your broker or other nominee with you to the meeting so that we can verify your ownership of common stock.

Please note: no cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search. Cigna will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the Cigna special meeting once the Cigna special meeting has commenced.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

 Proxy/Voting Instruction Card

Cigna Corporation

Special Meeting of Shareholders

December 3, 2015, 9:00 a.m. Eastern Time (8:00 a.m. Central Time)

This proxy/voting instruction card is solicited by the Cigna Board of Directors

The undersigned hereby constitutes and appoints Neil Boyden Tanner and Marguerite C. Geiger, or either of them, as proxies with full power of substitution. Each of them is hereby authorized to represent the undersigned and vote all shares of the Corporation held of record by the undersigned on the close of business on October 22, 2015 at the Special Meeting of Shareholders, to be held at the Hyatt Regency O’Hare, 9300 Bryn Mawr Avenue, Rosemont, Illinois 60018 on Thursday, December 3, 2015 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time), or at any postponements or adjournments thereof.

If the undersigned has voting rights with respect to shares of the Corporation’s common stock under the Cigna 401(k) Plan, the undersigned hereby directs the trustee of the Cigna 401(k) Plan to vote shares equal to the number of shares allocated to the undersigned’s accounts under the plan in accordance with the instructions given herein. If the trustee does not receive instructions by 11:59 p.m. Eastern Time on November 29, 2015, the trustee will vote such shares in the manner instructed by the Corporation’s Retirement Plan Committee or its designee.

This proxy/voting instruction card is solicited on behalf of the Board of Directors of Cigna Corporation pursuant to a separate Notice of Special Meeting and Proxy Statement, receipt of which is hereby acknowledged.

You are encouraged to specify your choices by marking the appropriate selections (either on this card or electronically), in which case the shares of the Corporation covered by this proxy will be voted as specified, but you need not specify any choices if you wish to vote in accordance with the Board of Directors’ recommendations, so long as you submit your proxy. If no such directions are indicated, the shares will be voted FOR Proposals 1, 2 and 3. If you use this card to vote, you must sign it on the reverse side for your vote to be counted.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.